     As filed with the Securities and Exchange Commission on June 6, 2003
                                                      Registration No. 333-8502
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                        POST-EFFECTIVE AMENDMENT NO. 3
                                      TO
                            REGISTRATION STATEMENT
                                     Under
                                  SCHEDULE B
                                      OF
                          THE SECURITIES ACT OF 1933

                               -----------------

                             THE REPUBLIC OF KOREA
                             (Name of Registrant)

                               -----------------

      Name and address of Authorized Representative in the United States:
                                   Hi-Su Lee
                                    Consul
                           Korean Consulate General
                            335 East 45/th/ Street
                           New York, New York 10017
                           United States of America

   It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

                 Jinduk Han, Esq.         Mark A. Walker, Esq.
             Cleary, Gottlieb, Steen &  Cleary, Gottlieb, Steen &
                     Hamilton                   Hamilton
                Bank of China Tower         One Liberty Plaza
                  One Garden Road       New York, New York 10006
                     Hong Kong          United States of America

                               -----------------

   The Securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in the Securities Act Release Nos. 33-6240 and 33-6424.

================================================================================

                               EXPLANATORY NOTE

   This Post-Effective Amendment No.3 to the registrant's Registration Statement under Schedule B (File No. 333-8502), declared effective by the Securities and Exchange Commission on May 23, 2003, is being filed solely for the purpose of filing Exhibits B-1 and B-2 to such Registration Statement. No changes or additions are being made hereby to the Prospectus which forms a part of such Registration Statement.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11.  Estimated Expenses.

   It is estimated that our expenses in connection with the sale of the debt securities and warrants hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee................................................................ US$1,475,000
NASD Filing Fee.....................................................................       30,500
Printing Costs......................................................................      200,000
Legal Fees and Expenses.............................................................    1,000,000
Fiscal Agent Fees and Expenses......................................................       10,000
Blue Sky Fees and Expenses..........................................................       25,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement
  of certain expenses)..............................................................      259,500
                                                                                     ------------
 Total.............................................................................. US$3,000,000
                                                                                     ============

                                 UNDERTAKINGS

   The Registrant hereby undertakes:

   (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (d) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (e) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  CONTENTS OF POST-EFFECTIVE AMENDMENT NO. 3
                         TO THE REGISTRATION STATEMENT

This Post-Effective Amendment No. 3 to the Registration Statement consists of:

   (1) Facing Page.

   (2) Explanatory Note.

   (3) Part I, consisting of the prospectus.

   (4) Part II, consisting of pages numbered II-1 through II-5.

   (5) The following exhibits:

A   --  Form of Underwriting Agreement.*
B-1 --  Form of Amendment No. 1 to Fiscal Agency Agreement.
B-2 --  Form of global Debt Security (attached to the Form of Amendment No. 1 to
        Fiscal Agency Agreement under B-1 above).
C   --  Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-
        dong, Chongro-gu, Seoul 110-720, The Republic of Korea, Korean counsel to
        The Republic of Korea, in respect of the legality of the Debt Securities.*
D   --  Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, Bank of
        China Tower, One Garden Road, Hong Kong, United States counsel to The
        Republic of Korea, in respect of the legality of the Debt Securities.*
E-1 --  Consent of the Minister of Finance and Economy of The Republic
        of Korea (included on Page II-4).
E-2 --  Power of Attorney of the Minister of Finance and Economy of The
        Republic of Korea.*
F   --  Letter appointing Authorized Representative of The Republic of Korea in the
        United States.*

--------
*  Previously filed.

                      SIGNATURE OF THE REPUBLIC OF KOREA

   Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 6th day of June 2003.



                                             For and on behalf of
                                             THE REPUBLIC OF KOREA

                                             By:         JIN-PYO KIM *+
                                                  -----------------------------
                                                     Minister of Finance and
                                                             Economy

                                             +By:          /s/   HI-SU LEE
                                                   ----------------------------
                                                            Hi-Su Lee
                                                        Attorney-in-Fact
--------
* Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

        SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REPUBLIC OF KOREA

   Pursuant to the U.S. Securities Act of 1933, as amended, the undersigned, a duly authorized representative of The Republic of Korea in the United States, has signed this Registration Statement or amendment thereto in The City of New York, on the 6th day of June 2003.


                                              By:        /s/  HI-SU LEE
                                                  -----------------------------
                                                            Hi-Su Lee
                                                             Consul,
                                                   Korean Consulate General in
                                                            New York

                                 EXHIBIT INDEX

                                                                                                     Page
Exhibit                                         Description                                          No.
-------                                         -----------                                          ----
  A     Form of Underwriting Agreement.*
  B-1   Form of Amendment No.1 to Fiscal Agency Agreement.
  B-2   Form of global Debt Security (attached to the Form of Amendment No.1 to Fiscal Agency
        Agreement under B-1 above).
  C     Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Chongro-gu,
        Seoul 110-720, The Republic of Korea, Korean counsel to The Republic of Korea, in respect of the legality of the Debt Securities.*
  D     Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, Bank of China Tower, One
        Garden Road, Hong Kong, United States counsel to The Republic of Korea, in respect of the legality of the Debt Securities.*
  E-1   Consent of the Minister of Finance and Economy of The Republic of Korea (included on Page
        II-4).
  E-2   Power of Attorney of the Minister of Finance and Economy of The Republic of Korea.*
  F     Letter appointing Authorized Representative of The Republic of Korea in the United States.*

--------
* Previously filed.